Exhibit 10.1

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

CULLINAN THERAPEUTICS, INC.

AND

EACH OF THE PURCHASERS

AS SET FORTH HEREIN

APRIL 15, 2024

TABLE OF CONTENTS

1.	Definitions	5
2.	Purchase and Sale of Common Stock	9
2.1.	Purchase and Sale	9
2.2.	Closing	10
3.	Representations and Warranties of the Company	10
3.1.	Organization and Power	10
3.2.	Capitalization	10
3.3.	Registration Rights	11
3.4.	Authorization	11
3.5.	Valid Issuance	11
3.6.	No Conflict	12
3.7.	Consents	12
3.8.	SEC Filings; Financial Statements	13
3.9.	Absence of Changes	14
3.10.	Absence of Litigation	14
3.11.	Compliance with Law; Permits	14
3.12.	Intellectual Property	14
3.13.	Labor Disputes	16
3.14.	Taxes	16
3.15.	Environmental Laws	16
3.16.	Title	17
3.17.	Insurance	17
3.18.	Listing and Maintenance Requirements	17
3.19.	Sarbanes-Oxley Act	17
3.20.	Clinical Data and Regulatory Compliance	18
3.21.	Compliance with Health Care Laws	18
3.22.	Accounting Controls and Disclosure Controls and Procedures	19
3.23.	Price Stabilization of Common Stock	19
3.24.	Investment Company Act	19
3.25.	General Solicitation; No Integration or Aggregation	20
3.26.	Brokers and Finders	20
3.27.	Reliance by the Purchasers	20
3.28.	No Additional Agreements	20
3.29.	Anti-Corruption, Anti-Bribery and Anti-Money Laundering Laws	20
3.30.	Compliance with Data Privacy Laws	21
3.31.	Cybersecurity	21
3.32.	Transactions with Affiliates and Employees	22
3.33.	Shell Company Status	22
3.34.	Sanctions	22
3.35.	Arm’s Length Purchasers.	23
3.36.	No Additional Agreements.	23
3.37.	No Other Representations or Warranties	23
4.	Representations and Warranties of Each Purchaser	23
4.1.	Organization	23

4.2.	Authorization	23
4.3.	No Conflict	24
4.4.	Consents	24
4.5.	Residency	24
4.6.	Brokers and Finders	24
4.7.	Investment Representations and Warranties	24
4.8.	Intent	25
4.9.	Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks	25
4.10.	Tax Advisors	26
4.11.	Securities Not Registered; Legends	26
4.12.	Placement Agents	27
4.13.	Reliance by the Company	27
4.14.	No General Solicitation	28
4.15.	No Reliance	28
4.16.	Access to Information	28
4.17.	Certain Trading Activities	28
5.	Covenants	29
5.1.	Further Assurances	29
5.2.	Listing	29
5.3.	Disclosure of Transactions	30
5.4.	Integration	31
5.5.	Pledge of	31
5.6.	Subsequent Equity Sales	31
5.7.	Use of Proceeds	32
5.8.	Removal of Legends	32
5.9.	Furnishing of Information	32
5.10.	Equal Treatment of Purchasers	33
5.11.	Blue Sky Laws	33
6.	Conditions of Closing	33
6.1.	Conditions to the Obligation of the Purchasers	33
6.2.	Conditions to the Obligation of the Company	35
7.	Termination	35
7.1.	Conditions of Termination	35
8.	Miscellaneous Provisions	36
8.1.	Public Statements or Releases; Use of Name and Logo	36
8.2.	Interpretation	36
8.3.	Notices	36
8.4.	Severability	37
8.5.	Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury	37
8.6.	Waiver	38
8.7.	Expenses	38
8.8.	Assignment	38
8.9.	Confidential Information	39
8.10.	Reliance by and Exculpation of Placement Agents	39
8.11.	Third Parties	40

8.12.	Independent Nature of Purchasers’ Obligations and Rights	41
8.13.	Rescission and Withdrawal Right	42
8.14.	Counterparts	42
8.15.	Entire Agreement; Amendments	42
8.16.	Survival	42
8.17.	Mutual Drafting	43
8.18.	Additional Matters	43

Exhibits

EXHIBIT A SCHEDULE OF PURCHASERS	A-1
EXHIBIT B FORM OF PRE- FUNDED WARRANT	B-1
EXHIBIT C FORM OF REGISTRATION RIGHTS AGREEMENT	C-1

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of April 15, 2024 (the “Effective Date”), by and between Cullinan Therapeutics, Inc. (formerly known as Cullinan Oncology, Inc.), a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, a “Purchaser” and together, the “Purchasers”).

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (together with all of the rules and regulations promulgated thereunder, the “Securities Act”);

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, one or both of (a) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”), in substantially the form attached hereto as Exhibit B;

WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Securities (as defined below) under the Securities Act and applicable state securities laws; and

WHEREAS, in connection with the offer and sale of the Securities, the Company has entered into an engagement letter, dated April 10, 2024 (the “Engagement Letter”), with the Placement Agents.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Purchaser, severally and not jointly, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“2023 10-K” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 14, 2023, with any documents incorporated by reference therein or exhibits thereto.

“Additional Cleansing Date” has the meaning set forth in Section 5.3(b).

“Additional Disclosure Document” has the meaning set forth in Section 5.3(b).

“Additional Non-Public Information” has the meaning set forth in Section 5.3(a).

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals hereof.

“Amended and Restated Bylaws” shall mean the Second Amended and Restated Bylaws of the Company, as in effect on the date hereof.

“Amended and Restated Certificate of Incorporation” shall mean the Second Amended and Restated Certificate of Incorporation of the Company, as amended to date.

“Anti-Money Laundering Laws” has the meaning set forth in Section 3.29 hereof.

“Authorizations” has the meaning set forth in Section 3.21 hereof.

“Board of Directors” shall mean the board of directors of the Company.

“Breach” has the meaning set forth in Section 3.31 hereof.

“Cleansing Date” has the meaning set forth in Section 5.3(a) hereof.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” shall mean April 18, 2024 or such other date as mutually agreed by the Company and the Purchasers, but in no event later than the second (2nd) business day following the date hereof.

“Common Stock” has the meaning set forth in the recitals hereof.

“Common Stock Equivalents” shall mean any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into, exercisable for, or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals hereof.

“Covered Person” has the meaning set forth in Section 3.34(a).

“Data” has the meaning set forth in Section 3.30 hereof.

“Data Security Obligations” has the meaning set forth in Section 3.30 hereof.

“Disclosure Document” has the meaning set forth in Section 5.3(a) hereof.

“Effective Date” has the meaning set forth in the recitals hereof.

“Engagement Letter” has the meanings set forth in the recitals hereof.

“Environmental Laws” has the meaning set forth in Section 3.15 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FCPA” has the meaning set forth in Section 3.29 hereof.

“Financial Statements” has the meaning set forth in Section 3.8(b) hereof.

“GAAP” has the meaning set forth in Section 3.8(b) hereof.

“Government Official” has the meaning set forth in Section 3.29 hereof.

“Health Care Laws” has the meaning set forth in Section 3.21 hereof.

“Intellectual Property” has the meaning set forth in Section 3.12 hereof.

“Intellectual Property Authorities” has the meaning set forth in Section 3.12 hereof.

“Lock-Up Period” has the meaning set forth in Section 5.6 hereof.

“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under the Transaction Agreements or with respect to the Closing or would reasonably be expected to do so.

“National Exchange” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Non-Public Information” has the meaning set forth in Section 5.3(a) hereof.

“Permits” has the meaning set forth in Section 3.11 hereof.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Placement Agents” shall mean (i) Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Leerink Partners LLC and (ii) any other Person engaged by the Company to serve as a placement agent that executes a joinder to the Engagement Letter.

“Pre-Funded Warrants” has the meaning set forth in the recitals hereof.

“Pre-Funded Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(h) hereof.

“Regulatory Agencies” has the meaning set forth in Section 3.20 hereof.

“Requisite Purchasers” has the meaning set forth in Section 8.15 hereof.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Sanctions” has the meaning set forth in Section 3.34 hereof.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.8(a) hereof.

“Securities” shall mean the Shares and the Pre-Funded Warrants.

“Securities Act” has the meaning set forth in the recitals hereof.

“Shares” shall mean the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of)Common Stock).

“Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of trading days, as in effect on the applicable date.

“Tax” or “Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Transaction Agreements” shall mean this Agreement, the Pre-Funded Warrants and the Registration Rights Agreement and any other documents, certificates or agreements contemplated hereunder.

“Transfer Agent” shall mean, with respect to the Common Stock, Computershare Trust Company, N.A., or such other financial institution that provides transfer agent services as proposed by the Company and consented to by the Purchasers, which consent shall not be unreasonably withheld.

“USPTO” has the meaning set forth in Section 3.12 hereof.

“Willful Breach” has the meaning set forth in Section 7 hereof.

2. Purchase and Sale of Common Stock.

2.1. Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each of the Purchasers, severally and not jointly, agrees to purchase, (i) the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, at a purchase price equal to $19.00 per share and (ii) to the extent that a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, a Pre-Funded Warrant to purchase the number of Pre-Funded Warrant Shares set forth opposite such Purchaser’s name on Exhibit A hereto, if any, at a purchase price equal to $18.999 and an exercise price of $0.001 per Pre-Funded Warrant Share (subject to adjustment as set forth therein). The “Beneficial Ownership Limitation” shall initially be set at the discretion of each Purchaser to a percentage designated by such Purchaser on its signature page hereto. Notwithstanding the foregoing, by written notice to the Company, any Purchaser may reset the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding at such time. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. Upon such a change by a Purchaser of the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Purchaser without first providing the minimum notice required by this Section 2.1.

2.2. Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Securities (the “Closing”) shall occur remotely via the exchange of documents and signatures on the Closing Date. At the Closing, the Securities shall be issued and registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number and type of Securities to be purchased by such Purchaser at such Closing as set forth in Exhibit A, in each case against payment to the Company of the purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchasers at least two (2) business days prior to the Closing, to an account to be designated by the Company (which shall not be an escrow account), provided that where requested in writing by a Purchaser, such funds may follow the receipt by such Purchaser of a copy of the records of the Transfer Agent showing the Purchaser as the owner of the number and type of Securities to be purchased by such Purchaser at such Closing as set forth in Exhibit A. On the Closing Date, the Company will issue (i) the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.11 hereof) and (ii) the Pre-Funded Warrants registered in the name of such Purchaser and subsequent to the Closing Date shall provide evidence of such issuance from the Transfer Agent to each Purchaser. The failure of the Closing to occur on the Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers and each of the Placement Agents that the statements contained in this Section 3 are true and correct as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1. Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate their properties and to carry on their business as now conducted and is qualified to do business in each jurisdiction in which such qualification is required, except where such failure to be in good standing or to so qualify would not reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the subsidiaries listed on Exhibit 21.1 to the 2023 10-K.

3.2. Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, each par value $0.0001 per share. The Company’s issued and outstanding capital stock is as set forth in the 2023 10-K as of the date indicated (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans, in each case, referred to in the 2023 10-K or pursuant to the exercise of convertible securities or options or the vesting of restricted stock units referred to in the 2023 10-K). All of the issued and outstanding share capital or other equity or ownership interest of the Company (including the Common Stock) has been duly authorized and validly issued and is fully paid and non-assessable, has been issued in compliance with all federal, state and local securities laws and is free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as described in the SEC Reports, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase or subscribe for, or equity or debt securities convertible into, exchangeable or exercisable for, any share capital of the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or by which any of them may be bound.

3.3. Registration Rights. Except as described in the SEC Reports or as set forth in the Transaction Agreements, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired, and any such existing registration rights have been satisfied or waived with respect to the registration statement contemplated by the Registration Rights Agreement.

3.4. Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, issuance and sale of the Securities, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser and that this Agreement constitutes the legal, valid and binding agreement of each Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and, assuming that it constitutes a legal, valid and binding agreement of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5. Valid Issuance.

(a) The Shares being purchased by the Purchasers hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). Subject to the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the offer and sale of the Securities to the Purchasers is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States. The issuance and sale of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Securities and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other anti-dilution or other adjustments (automatic or otherwise) under, any securities of the Company.

(b) The Pre-Funded Warrants being purchased by the Purchasers hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be valid and binding obligations, enforceable against the Company in accordance with their terms, except where enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; the Pre-Funded Warrant Shares have been validly reserved for issuance upon exercise of the Pre-Funded Warrants; the issuance and sale of the Pre-Funded Warrant Shares is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other anti-dilution or other adjustments (automatic or otherwise) under, any securities of the Company.

3.6. No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Securities and the consummation of the other transactions contemplated hereby will not (a) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to a right of termination, cancellation, amendment, anti-dilution or similar adjustments, or acceleration of any obligation, a change of control right or to a loss of a benefit (with or without notice or lapse of time or both) under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets or to the Company’s subsidiaries and their respective properties and assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7. Consents. Assuming the accuracy of the representations and warranties of the Purchasers, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated by the Transaction Agreements, except such as (a) have been or will be obtained or made under the Exchange Act, (b) are required under the Securities pursuant to the Registration Rights Agreement, (c) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Securities and the listing of the Securities for trading or quotation, as the case may be, thereon in the time and manner required thereby, or (d) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Securities by the Company in the manner contemplated herein or such that the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

3.8. SEC Filings; Financial Statements.

(a) The Company has filed or furnished, as applicable, in a timely manner all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2022 (the “SEC Reports”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 3.8, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in the SEC Reports has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in the SEC Reports are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects. Except as set forth in the Financial Statements included in the 2023 10-K, the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction. There is no transaction, arrangement, or other relationship between the Company (or any of its subsidiaries) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

3.9. Absence of Changes. Since December 31, 2023, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and (b) there has not been any Material Adverse Effect.

3.10. Absence of Litigation. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (a) other than proceedings accurately described in all material respects in the SEC Reports and proceedings that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or (b) that are required to be described in the SEC Reports and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its assets is subject or by which the Company is bound that are required to be described in the SEC Reports or to be filed as exhibits thereto that are not described in all material respects or filed as required.

3.11. Compliance with Law; Permits. The Company and its subsidiaries are in compliance with all applicable laws of the jurisdictions in which they are conducting their business, except where such failures to be so in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries possess, and are in material compliance with the terms of all certificates, licenses, permits and similar authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (collectively, “Permits”), as currently conducted. All Permits are in full force and effect and neither the Company nor any of its subsidiaries is in violation of any term of any Permit in any material respect. Each of the Company and its subsidiaries has fulfilled and performed all of its respective obligations with respect to the Permits in all material respects and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. Neither the Company nor any of its subsidiaries has received any written notice, or to the knowledge of the Company any oral notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

3.12. Intellectual Property. The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its subsidiaries in the manner described in the 2023 10-K (collectively, the “Intellectual Property”), and the Company owns or has valid, binding and enforceable licenses or other rights to practice such Intellectual Property; the intellectual property owned by the Company or any of its subsidiaries is free and clear of all material liens and encumbrances; to the knowledge of the Company, the patents, trademarks and copyrights owned or licensed by the Company or any of its subsidiaries are valid, enforceable and subsisting; except as disclosed in the SEC Reports, the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which intellectual property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. (a) Neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with the Intellectual Property, except as disclosed in the SEC Reports, (b) except as disclosed in the SEC Reports, no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened, alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s or any of its subsidiaries’ product candidates, processes or intellectual property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (c) except as disclosed in the SEC Reports, no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the patents or patent applications included in the Intellectual Property, or challenging the Company’s or any of its subsidiaries’ rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (d) except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries has received notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s or any of its subsidiaries’ product candidates, technology, processes or Intellectual Property, (e) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the product candidates or processes of the Company or any of its subsidiaries referred to in the 2023 10-K do not currently, and will not upon commercialization, to the knowledge of the Company, infringe any right or valid patent claim of any third party, (f) except as disclosed in the SEC Reports no third party has any ownership right in or to any Intellectual Property that is owned by the Company or any of its subsidiaries, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the United States Patent and Trademark Office (the “USPTO”) and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property licensed to the Company or any of its subsidiaries, other than any licensor to the Company or such subsidiary of such Intellectual Property, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the USPTO and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, (g) the Company and its subsidiaries have taken reasonable measures to protect their confidential information and trade secrets and to maintain and safeguard the Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, (h) to the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or any of its subsidiaries or actions undertaken while employed or engaged with the Company of any of its subsidiaries, and (i) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as disclosed in the SEC Reports, all patents and patent applications owned by or licensed to the Company or any of its subsidiaries or under which the Company or any of its subsidiaries has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, no person having a duty of candor to the Intellectual Property Office or the USPTO (together, the “Intellectual Property Authorities”) with respect to the prosecution of such patents and patent applications has breached such duty; and the Company is not aware of any facts required to be disclosed to the Intellectual Property Authorities that were not disclosed to the Intellectual Property Authorities and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

3.13. Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, have a Material Adverse Effect.

3.14. Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign Tax Returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, individually or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

3.15. Environmental Laws. The Company and each of its subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.16. Title. The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property which is addressed exclusively in Section 3.12 above) owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and would not reasonably be expected to materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

3.17. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as in the Company’s reasonable judgement are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.18. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the SEC or the Nasdaq Global Select Market is contemplating terminating such registration or listing. The Company is in compliance with the current listing standards of the Nasdaq Global Select Market. The issuance and sale of the Securities hereunder does not contravene, or require stockholder approval under, the rules and regulations of the Nasdaq Global Select Market.

3.19. Sarbanes-Oxley Act. The Company is in compliance, in all material respects and as currently required, with, and there is and has been no failure on the part of the Company, and to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects and as currently required, with, any applicable provision of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20. Clinical Data and Regulatory Compliance. (a) The clinical and preclinical studies and trials conducted by or on behalf of or sponsored by the Company or any of its subsidiaries that are described in the 2023 10-K or the results of which are referred to in the 2023 10-K, or are intended to be submitted to the U.S. Food and Drug Administration, the European Medicines

Agency or similar foreign, state, and local governmental or regulatory authorities (collectively, the “Regulatory Agencies”), were and, if ongoing, are being conducted in all material respects in accordance with the protocols or study plans established for each such clinical trial or preclinical study and with all Health Care Laws and Authorizations; (b) the descriptions in the 2023 10-K of the results of such trials and tests are accurate and complete in all material respects; and fairly present the data derived from such studies and trials; (c) the Company has no knowledge of any other trials the results of which are materially inconsistent with or otherwise could reasonably be expected to discredit or call into question the results described or referred to in the 2023 10-K; and (d) except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries has received any written notices, correspondence or other communication from any Regulatory Agency or any other governmental agency or any institutional review board or ethics committee, or other similar entity imposing the termination, suspension, or material modification of any clinical or preclinical trials that are described in the 2023 10-K or the results of which are referred to in the 2023 10-K; nor is the Company aware of any facts that would form a reasonable basis for any such termination, suspension or material modification.

3.21. Compliance with Health Care Laws. The Company and each of its subsidiaries (a) is, and since January 1, 2022 has been, in material compliance with all statutes, rules, regulations, and policies applicable to the Company’s business, including but not limited to statutes, rules, and regulations related to the ownership, testing, development, registration, licensure, manufacture, processing, use, recordkeeping, filing of reports, storage, distribution, packaging, labeling, promotion, import, export or disposal of any product candidate developed or manufactured by or on behalf of the Company or such subsidiary, including, without limitation, the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), the regulations promulgated pursuant to such laws, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312, the U.S. Animal Welfare Act and comparable state laws, and all other local, state, federal, national and foreign laws, rules, and regulations, applicable to the Company or any of its subsidiaries (collectively, the “Health Care Laws”); (b) has not received any written notice, from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting material non-compliance with any Health Care Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Health Care Laws (“Authorizations”); (c) possesses all material Authorizations and such Authorizations are valid and in full force and effect and, to the Company’s knowledge, are not in violation of any term of such Authorizations; (d) has not received any written notice, or to the knowledge of the Company any oral notice, of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, or notice of adverse finding, any FDA Form 483, warning letter, untitled letter or other communication, from any governmental or regulatory authority alleging or asserting noncompliance with any Health Care Laws or Authorizations nor, to the knowledge of the Company, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action or communication threatened; (e) has not received written notice, or to the knowledge of the Company any oral notice, from any court or arbitrator or governmental or regulatory authority that such court, arbitrator or authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the knowledge of the Company, is any such limitation, suspension, modification or revocation threatened; (f) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Authorizations and that all such material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (g) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

3.22. Accounting Controls and Disclosure Controls and Procedures. The Company and each of its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (a) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (a) are designed to ensure that information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (c) are effective in all material respects to perform the functions for which they were established. The Company is not aware of any change in its internal control over financial reporting that has occurred since December 31, 2023 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.23. Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Securities.

3.24. Investment Company Act. Neither the Company nor any of its subsidiaries is, and immediately after receipt of payment for the Securities hereunder and the application of the net proceeds from such issuance and sale, none of the Company nor any of its subsidiaries will be, an “investment company” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.25. General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (a) integrated with the Securities sold pursuant to this Agreement for purposes of the Securities Act or (b) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Select Market.

3.26. Brokers and Finders. Other than the Placement Agents, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.27. Reliance by the Purchasers. The Company acknowledges that each of the Purchasers will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.28. No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.

3.29. Anti-Corruption, Anti-Bribery and Anti-Money Laundering Laws. None of the Company or any of its subsidiaries or controlled affiliates, or, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. None of the Company, any subsidiary, or, to the Company’s knowledge, any affiliate, director, officer, employee, agent, representative or other person acting on behalf of the Company or any of its subsidiaries or affiliates, is aware of or has taken any action, directly or indirectly, designed to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or otherwise took any action (or failed to fully disclose any action) in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

3.30. Compliance with Data Privacy Laws. The Company and each of its subsidiaries have complied and are presently in compliance in all material respects with all internal and external privacy policies, contractual obligations, applicable industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); the Company has not received any written notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging material non-compliance with any Data Security Obligation.

3.31. Cybersecurity. The Company and each of its subsidiaries have taken all technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with in all material respects, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such material Breach, and the Company and its subsidiaries have not been notified in writing of and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach.

3.32. Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports and that is not so described.

3.33. Shell Company Status. The Company is not, and has never been, a shell company (as defined in Rule 405 under the Securities Act) or an issuer identified in, or subject to, Rule 144(i)(1) under the Securities Act.

3.34. Sanctions. (a) None of the Company, any of its subsidiaries, or to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Covered Person”) that is, or is owned or controlled by one or more Persons that are:

(i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria).

(b) The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Covered Person:

(i) to fund or facilitate any activities or business of or with any Covered Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii) in any other manner that will result in a violation of Sanctions by any Covered Person (including any Covered Person known to the Company to be participating in the this transaction, whether as underwriter, advisor, investor or otherwise).

(c) The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Covered Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

3.35. Arm’s Length Purchasers. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Agreements and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Agreements and the transactions contemplated thereby and any advice given by any Purchaser or any of its respective representatives or agents in connection with the Transaction Agreements and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Securities and not to aid or abet the Company in making a determination as to whether to enter into this Agreement and the consummate the transactions contemplated hereby. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Agreements has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.36. No Additional Agreements. The Company does not have any agreement or understanding (including side letters) with any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than as specified in the Transaction Agreements.

3.37. No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Section 3 with respect to the transactions contemplated by this Agreement, the Company (a) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (b) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Securities, the Company acknowledges and agrees that the Purchasers will rely, and the Company agrees that the Purchasers may rely, on the information that has been provided in writing to Purchasers by the Company or on behalf of the Company, including the SEC Reports.

4. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with any other Purchaser, represents and warrants to the Company and each of the Placement Agents as of the date hereof and the Closing Date:

4.1. Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2. Authorization. Such Purchaser has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory has been duly authorized to execute the same on behalf of the Purchaser. This Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3. No Conflict. The execution, delivery and performance of the Transaction Agreements by such Purchaser, the purchase of the Securities in accordance with their terms and the consummation by such Purchaser of the other transactions contemplated hereby will not (a) violate any provision of the organizational documents of such Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (b) conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (b), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).

4.4. Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement, the issuance of the Securities and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5. Residency. Such Purchaser’s offices in which its investment decision with respect to the Securities was made are located at the address immediately below such Purchaser’s name on Exhibit A except as otherwise communicated to the Company by such Purchaser.

4.6. Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.7. Investment Representations and Warranties. Such Purchaser hereby represents and warrants that, it as of the date hereof is, and on the date on which it exercises any Pre-Funded Warrants will be, if an entity, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. Such Purchaser further represents and warrants that (a) it is capable of evaluating the merits and risk of such investment, and (b) that it has not been organized for the purpose of acquiring the Securities. Such Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

4.8. Intent. Such Purchaser is purchasing the Securities solely for such Purchaser’s own account and not for the account of others, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof. Notwithstanding the foregoing, if such Purchaser is purchasing the Securities as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Such Purchaser has no present arrangement to sell the Securities to or through any person or entity. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Notwithstanding the foregoing, the representations in this Section 4.8 shall not restrict such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Securities in compliance with applicable federal and state securities laws, and nothing contained herein shall be deemed a representation or warranty by a Purchaser to hold Securities for any period of time.

4.9. Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Such Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of such Purchaser or such Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), such Purchaser can protect such Purchaser’s own interests in connection with the transactions described in this Agreement. Such Purchaser acknowledges that such Purchaser (a) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (b) without reliance upon the Placement Agents, has exercised independent judgment in evaluating its participation in the purchase of the Securities. Each Purchaser acknowledges that such Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the SEC Reports. Alone, or together with any professional advisor(s), such Purchaser has analyzed and considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser. Such Purchaser is, at this time and in the foreseeable future, able to afford the loss of such Purchaser’s entire investment in the Securities and such Purchaser acknowledges specifically that a possibility of total loss exists.

4.10. Tax Advisors. Such Purchaser has had the opportunity to review with such Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite such Purchaser’s name on Exhibit A, where applicable, and the transactions contemplated by this Agreement. Such Purchaser acknowledges that such Purchaser shall be responsible for any of such Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.

4.11. Securities Not Registered; Legends. Such Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the offer and sale of the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

Such Purchaser understands that, subject to Section 5.8, the Securities may bear one or more legends in substantially the following form and substance:

“THE OFFER AND SALE OF [THE SECURITIES] [THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] REPRESENTED BY THIS CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. [THE SECURITIES] [THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR [THE SECURITIES] [THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS”

In addition, the Securities may contain a legend regarding affiliate status of the Purchaser, if applicable.

4.12. Placement Agents. Such Purchaser hereby acknowledges and agrees that (a) each Placement Agent is acting solely as the Company’s placement agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance of the Securities to such Purchaser and neither the Placement Agents nor any of their respective affiliates have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Securities, (b) each Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Securities, nor is such information or advice necessary or desired, (c) each Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) each Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith. No disclosure or offering document has been prepared by the Placement Agents or any of their respective affiliates, agents, representatives or counsel in connection with the offer and sale of the Securities. Neither the Placement Agents nor any of their respective affiliates, agents, representatives or counsel have made or make any representation as to the quality or value of the Securities and the Placement Agents and any of their respective affiliates, agents, representatives or counsel may have acquired non-public information with respect to the Company which Purchaser agrees need not be provided to it. Neither of the Placement Agents nor any of their respective affiliates, agents, representatives or counsel has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Purchaser in connection with the transactions contemplated by the Transaction Agreements.

4.13. Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.

4.14. No General Solicitation. Such Purchaser acknowledges and agrees that the Purchaser is purchasing the Securities directly from the Company. Such Purchaser became aware of this offering of the Securities solely by means of direct contact from the Placement Agents or directly from the Company as a result of a pre-existing, substantive relationship with the Company or one or more of the Placement Agents, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to Purchaser solely by direct contact between such Purchaser and the Company, the Placement Agents and/or their respective representatives. Such Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to such Purchaser, by any other means, and none of the Company, the Placement Agents and/or their respective representatives acted as investment advisor, broker or dealer to such Purchaser. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.15. No Reliance. Such Purchaser further acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to such Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity (including the Placement Agents), expressly or by implication, other than the SEC Reports and those representations, warranties and covenants of the Company expressly set forth in this Agreement.

4.16. Access to Information. In making its decision to purchase the Securities, such Purchaser has relied solely upon independent investigation made by such Purchaser and upon the representations, warranties and covenants set forth herein and the information contained in the SEC Reports. Such Purchaser acknowledges and agrees that the Purchaser has received such information as such Purchaser deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company. Without limiting the generality of the foregoing, such Purchaser acknowledges that such Purchaser has had an opportunity to review the SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that such Purchaser and such Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that such Purchaser has independently made his, her or its own analysis and decision to invest in the Company.

4.17. Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company, any Placement Agent or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (a) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (b) in the case of a Purchaser that is affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other

Persons party to this Agreement or to any Purchaser’s outside attorney, accountant, auditor or investment advisor (only to the extent necessary to permit evaluation of the investment), such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the Non-Public Information and, if applicable to such Purchaser, the Additional Non-Public Information). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future, or constitute a representation, warranty or covenant as to purchases or sales, including Short Sales, of the securities of the Company during any period other than the period commencing as of the time that such Purchaser was first contacted by the Company, any Placement Agent or any other Person regarding the transaction contemplated hereby and ending at the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 5.3 or (ii) this Agreement is terminated in full pursuant to Section 7.

5. Covenants.

5.1. Further Assurances. At or prior to the Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Each Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties with respect to such Purchaser set forth in Section 4 of this Agreement are no longer accurate. The Company agrees to promptly notify each Purchaser if any of the acknowledgments, understandings, agreements, representations and warranties with respect to the Company set forth in Section 3 of this Agreement are no longer accurate.

5.2. Listing. The Company shall prepare and file the Notification Form: Listing of Additional Shares covering all of the Securities in the manner required by the Nasdaq Global Select Market. The Company shall use commercially reasonable efforts to maintain the listing of its Common Stock on the Nasdaq Global Select Market and comply with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange.

5.3. Disclosure of Transactions.

(a) The Company shall, by 9:30 a.m., New York City time, on the first (1st) business day immediately following the date hereof (the “Cleansing Date”), file with the SEC a Current Report on Form 8-K (the “Disclosure Document”), which shall have been previously reviewed by counsel for the Placement Agents, disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements (and including as exhibits to such Current Report on Form 8-K the material Transaction Agreements (including, without limitation, this Agreement, the Registration Rights Agreement and the Pre-Funded Warrant)) and certain patient data and related information of the Company communicated to the Purchasers (the “

Non-Public Information”). The Company hereby represents, warrants, acknowledges and agrees that, upon the filing of the Disclosure Document, other than any Purchaser who agreed to receive certain clinical data of the Company that the Company expects to present at, or disclose in connection with, the American Society of Clinical Oncology (ASCO) Annual Meeting, at the option of such Purchaser (the “Additional Non-Public Information”), no Purchaser shall be in possession of any material, non-public information received from, or made available by or on behalf of, the Company, the Placement Agents or any of their officers, directors, or employees or agents, that is not disclosed in the Disclosure Document unless otherwise specifically agreed in writing by such Purchaser.

(b) The Company covenants and agrees that it will issue a press release and/or Current Report on Form 8-K (the “Additional Disclosure Document”), which shall have been previously reviewed by counsel for the Placement Agents, disclosing the Additional Non-Public Information by no later than 9:30 a.m., New York City time, on June 5, 2024 (the “Additional Cleansing Date”). The Company hereby represents, warrants, acknowledges and agrees that, upon the issuance or filing of the Additional Disclosure Document, no Purchaser who received the Additional Non-Public Information shall be in possession of any material, non-public information received from the Company, the Placement Agents or any of their officers, directors, or employees or agents, that is not disclosed in the Additional Disclosure Document unless otherwise specifically agreed in writing by such Purchaser.

(c) Notwithstanding anything to the contrary in this Agreement, the Company shall not publicly disclose the name of any Purchaser or investment adviser of any Purchaser, or include the name of any Purchaser or an affiliate of any Purchaser without the prior written consent of such Purchaser (i) in any press release or marketing materials or (ii) in any filing with the SEC or any regulatory agency or the Nasdaq Global Select Market, except as required by federal securities law (A) in connection with any registration statement contemplated by the Registration Rights Agreement (which shall be subject to review and comment of the Purchasers pursuant to the terms of the Registration Rights Agreement) or the filing of final Transaction Agreements with the SEC and (B) to the extent such disclosure is required by law, request of the staff of the SEC or the Nasdaq Global Select Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii).

5.4. Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act), which sale, offer or solicitation will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5. Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser; provided that any and all costs to effect the pledge of the Securities are borne by the pledgor and/or pledgee and not the Company.

5.6. Subsequent Equity Sales. From the date hereof until the later of (i) the close of trading on the sixtieth (60th) day following the date of this Agreement and (ii) the date the resale registration statement filed pursuant to the Registration Rights Agreement becomes effective (together, the “Lock-Up Period”), the Company shall not (a) issue shares of Common Stock or Common Stock Equivalents, or (b) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 5.6 shall not apply to (a) the issuance of the Securities hereunder; (b) the transactions contemplated by the Registration Rights Agreement; (c) the issuance of Common Stock upon the exercise of any options or warrants or upon the vesting of any restricted stock units outstanding on the date hereof; (d) the issuance of Common Stock or Common Stock Equivalents to employees, directors or consultants pursuant to (i) any stock option or equity incentive or employee stock purchase plan in effect on the date hereof and described in the 2023 10-K or (ii) any compensation agreements described in the 2023 10-K; (e) the issuance of Common Stock in connection with acquisitions or strategic transactions, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, (which for the avoidance of doubt, shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities), provided that the aggregate number of shares of Common Stock issued in accordance with clause (e) of this Section 5.6 do not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Securities; and (f) the filing of a registration statement on Form S-8 with respect to any Common Stock or Common Stock Equivalents issued or issuable pursuant to any stock option, stock bonus, or other stock plan or arrangement described in the 2023 10-K.

5.7. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities together with existing cash and cash equivalents, to support ongoing research and development activities, the expansion of its CD19xCD3 T cell engager clinical program for autoimmune diseases, as well as other general corporate purposes.

5.8. Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Securities by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within the lesser of two (2) business days and the Standard Settlement Period following any such request therefor from such Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such legend removal.

(b) Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company, its counsel and the Transfer Agent in connection therewith, upon the earliest of such time as the Securities (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 5.8(b) and within the lesser of two (2) business days and the Standard Settlement Period following any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions authorizing and directing the Transfer Agent to make a new, unlegended entry for such book entry shares within such timeframe, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions (including blanket opinions) to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 5.8 may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC Fast Automated Securities Transfer (FAST) Program as directed by such Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

5.9. Furnishing of Information. Until the twelve-month anniversary of the Closing Date, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and, if during such period, the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities and Pre-Funded Warrant Shares under Rule 144.

5.10. Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Agreements unless the same consideration is also offered to all of the parties to such Transaction Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

5.11. Blue Sky Laws. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to each Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

6. Conditions of Closing.

6.1. Conditions to the Obligation of the Purchasers. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing by such Purchaser as to itself of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the Effective Date, and shall be true and correct in all material respects (except for any representations and warranties which are qualified by materiality or Material Adverse Effect, which shall be true and correct) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date) and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the Closing Date.

(b) Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Agreements, and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities.

(e) Opinion of Company Counsel. The Company shall have delivered to the Placement Agents and each Purchaser the opinion of Ropes & Gray LLP, dated as of the Closing Date, which such opinion shall include a valid private placement opinion, in customary form and substance to be reasonably agreed between the Company, the Purchasers holding a majority in interest of the Securities to be sold pursuant to this Agreement and the Placement Agents.

(f) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(k) (Adverse Changes) and 6.1(i) (Listing Requirements) of this Agreement have been fulfilled.

(g) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing Date a certificate certifying (A) the Amended and Restated Certificate of Incorporation; (B) the Amended and Restated Bylaws; and (C) resolutions of the Board of Directors (or an authorized committee thereof) approving the Transaction Agreements and the transactions contemplated hereunder and thereunder.

(h) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) to the Purchasers.

(i) Listing Requirements. The listing and trading of the Common Stock on the Nasdaq Global Select Market shall not have been suspended, by the SEC or the Nasdaq Global Select Market from trading thereon, nor shall any suspension by the SEC or the Nasdaq Global Select Market have been threatened, either (A) in writing by the SEC or the Nasdaq Global Select Market or (B) by falling below the minimum listing maintenance requirements of the Nasdaq Global Select Market (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods); and the Company shall have submitted with The Nasdaq Stock Market, LLC a Notification Form: Listing of Additional Shares for the listing of the Securities.

(j) Good Standing. The Company shall have delivered a certificate evidencing the good standing of the Company in Delaware issued by the Secretary of State of Delaware, as of a date within five business days of the Closing Date.

(k) Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

6.2. Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Effective Date, and shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of a Purchaser contained in Sections 4.1 and 4.2 shall be true and correct in all respects) and consummation of the Closing shall constitute a reaffirmation by each Purchaser of each of the representations, warranties, covenants and agreements of such Purchaser contained in this Agreement as of the Closing Date.

(b) Performance. Such Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Securities by such Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. Such Purchaser shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit C.

(e) Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number and type of Securities being purchased by such Purchaser at the Closing as set forth in Exhibit A.

7. Termination.

7.1. Conditions of Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of the Company and each of the Purchasers (solely as to itself), (b) if, on the Closing Date, any of the conditions of Closing set forth in Section 6 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver, or are not capable of being satisfied and, as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the Closing has not occurred on or before the fifth (5th) business day following the date of execution of this Agreement, other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to seek any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

8. Miscellaneous Provisions.

8.1. Public Statements or Releases; Use of Name and Logo. Except as set forth in Section 5.3, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein except as may be reviewed and approved by the Company and counsel for the Placement Agents. Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement, or making any filing with the SEC, it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.

8.2. Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context in which they are used may require.

8.3. Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(i) If to the Company, addressed as follows:

Cullinan Therapeutics, Inc.

One Main Street, Suite 1350

Cambridge, MA 02142

Attention: Jacquelyn Sumer

Email: [***]

with a copy (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Thomas J. Danielski

Email: [***]

(ii) If to any Purchaser, at its address set forth on Exhibit A or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.3.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.4. Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5. Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement and all matters relating hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b) The Company and each of the Purchasers hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the City of New York in the State of New York;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT.

8.6. Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7. Expenses. Except as set forth herein or in the Engagement Letter, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby.

8.8. Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (a) to perform all or part of its obligations under this Agreement or (b) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (i) the Company, in the case of a Purchaser, and (ii) each Purchaser, in the case of the Company; provided that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 hereof). Following the Closing, a Purchaser may also assign its rights under this Agreement to a Person to whom such Purchaser assigns or transfers any Securities or Pre-Funded Warrant Shares held by such Purchaser; provided, that following such transfer or assignment, the further disposition of such Securities or Pre-Funded Warrant Shares by the transferee or assignee is restricted under the Securities Act. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the then applicable provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.9. Confidential Information.

(a) Each Purchaser covenants that until (i) the Cleansing Date or (ii) the Additional Cleansing Date, if applicable to such Purchaser in connection with the receipt of Additional Non-Public Information, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the Non-Public Information and, if applicable to such Purchaser, the Additional Non-Public Information), other than to such Purchaser’s affiliates, directors, officers, managers, employees, outside attorneys, accountants, auditors or investment advisors, in each case only to the extent necessary to permit evaluation of the investment or the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from the Purchasers such additional information as the Company may deem reasonably necessary to evaluate the eligibility of the Purchaser to acquire the Securities, and each Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by a Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Global Select Market The Purchaser acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibits to a periodic report or a registration statement of the Company.

8.10. Reliance by and Exculpation of Placement Agents.

(a) Each Purchaser hereto agrees for the express benefit of each Placement Agent, its affiliates and its representatives that (i) such Placement Agent, its affiliates and its representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Securities, and such Purchaser will not rely on any statements made by such Placement Agent, orally or in writing, to the contrary, (ii) such Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) such Purchaser will be purchasing Securities based on the results of its own due diligence investigation of the Company and none of the Placement Agent nor their respective directors, officers, employees, representatives, and controlling persons have made any independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) such Purchaser has negotiated the offer and sale of the Securities directly with the Company, and none of the Placement Agents will be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to each Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.10 shall survive any termination of this Agreement.

(b) The Company agrees and acknowledges that the Placement Agents may rely on its representations, warranties, agreements and covenants contained in this Agreement, and each Purchaser agrees that the Placement Agents may rely on such Purchaser’s representations and warranties contained in Section 4 of this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agents.

(c) Neither the Placement Agents nor any of their respective affiliates or any of their respective representatives (i) has any duties or obligations other than those specifically set forth herein or in the Engagement Letter, (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein, including any offering or marketing materials; or (iv) shall be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (B) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(d) Each of the Placement Agents, and its respective affiliates and representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as Placement Agent hereunder pursuant the indemnification provisions set forth in the Engagement Letter.

8.11. Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Placement Agents are intended third-party beneficiaries of the representations and warranties of the Company and of each Purchaser set forth in Section 3, Section 4, Section 6.1(e) and Section 8.10 respectively, of this Agreement.

8.12. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement or the other Transaction Agreements. Nothing contained herein or in any other Transaction Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement or the other Transaction Agreements and the Company acknowledges that the Purchasers are not acting in concert or as a group (including a “group” within the meaning of Section 13(d)(3) of the 1934 Act) with respect to such obligations or the transactions contemplated by this Agreement or the other Transaction Agreements. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser also acknowledges that Ropes & Gray LLP has rendered legal advice to the Company and not such Purchaser. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser understands that each of the Placement Agents has acted solely as the agent of the Company in this placement of the Securities, and such Purchaser has not relied on the business or legal advice of the Placement Agents or any of their respective agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Agreements. The Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Purchaser. Each party has been represented by its own separate legal counsel in its review and negotiation of the Transaction Agreements and any other documents or agreements contemplated hereunder or thereunder. It is expressly understood that each provision contained in this Agreement and the other Transaction Agreements is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

8.13. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Agreements, whenever any Purchaser exercises a right, election, demand or option under a Transaction Agreement and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and right.

8.14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.15. Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers of at least a majority in interest of the Securities then held by the Purchasers, or if prior to the Closing, Purchasers that have subscribed to purchase a majority of the Securities to be sold pursuant to this Agreement (the “Requisite Purchasers”). Notwithstanding the foregoing or any other provision contained in this Agreement, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment or waiver applies to all Purchasers in the same fashion; provided that the consent of each Purchaser is required for any change in the purchase price for the Securities, any change in the type of security to be issued to Purchasers at Closing, and for the waiver of any of the conditions set forth in Section 6.1(d), 6.1(i), or 6.1(k); provided further that any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser (or subset of Purchasers) relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser (or each member of such subset of Purchasers). The Company, on the one hand, and the Purchasers, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by a Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively.

8.16. Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.17. Mutual Drafting. This Agreement is the joint product of each Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.18. Additional Matters. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

CULLINAN THERAPEUTICS, INC.

By:

Name:	Nadim Ahmed
Title:	Chief Executive Officer

[Company Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

By:

Name:
Title:

Address:

Email:

Shares Beneficially

Owned Prior to Closing: _________________

Beneficial Ownership Limitation if purchasing Pre-Funded Warrants:

☐ 4.99% ☐ 9.99% ☐ 19.99%

[Purchaser Signature Page to Stock Purchase Agreement]

EXHIBIT A
SCHEDULE OF PURCHASERS

A-1

EXHIBIT B
FORM OF PRE- FUNDED WARRANT

B-1

EXHIBIT C
FORM OF REGISTRATION RIGHTS AGREEMENT

C-1